UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND 001-33177 22-1897375

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of Monmouth Real Estate Investment Corporation (the “Company”) was held on May 13, 2014. There were 46,868,838 shares of common stock entitled to vote at the meeting and a total of 39,962,079 shares (85.26%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class II Directors, each to serve until the 2017 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Withhold	Broker Non-Votes
Brian H. Haimm	25,941,793	376,472	13,643,814
Neal Herstik	25,684,841	633,424	13,643,814
Matthew I. Hirsch	23,188,098	3,130,167	13,643,814
Stephen B. Wolgin	23,204,423	3,113,842	13,643,814

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014:

No. of Votes
For	39,595,003
Against	294,824
Abstain	72,252
Broker Non-Votes	0

Proposal 3 – To approve an advisory resolution to approve the compensation of the Company’s named executive officers, as more particularly described in the Proxy Statement with respect to the Meeting:

No. of Votes
For	19,266,677
Against	6,827,086
Abstain	224,502
Broker Non-Votes	13,643,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller

Kevin S. Miller

Chief Financial and Accounting Officer

Date May 14, 2014